Exhibit (a)(1)(iv)

Notice of Guaranteed Delivery

For Tender of Common Shares of

LION FUND II, L.P.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON JULY 1, 2015, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH DATE, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if you want to tender your Shares but:

•	your certificates for the Shares (as defined below) are not immediately available or cannot be delivered to the Depositary by the Expiration Date;

•	you cannot comply with the procedure for book-entry transfer by the Expiration Date; or

•	your other required documents cannot be delivered to the Depositary by the Expiration Date,

in which case, you may still tender your Shares if you comply with the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered to Computershare Investor Services, Inc. (the “Depositary”) by mail or overnight courier or by facsimile transmission (for Eligible Institutions (as defined in the Offer to Purchase) only) prior to the Expiration Date. See Section 3 of the Offer to Purchase dated June 4, 2015 (the “Offer to Purchase”).

Deliver to:

Computershare Investor Services, Inc.

By Mail:	By Overnight Courier Delivery:

Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 250 Royall Street Suite V Canton, MA 02021

Fax line for Eligible Institutions only: (617) 360-6819

To confirm fax for Eligible Institutions only: (781) 575-2337

For this notice to be validly delivered, it must be received by the Depositary at one of the addresses listed above before the Expiration Date. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to The Lion Fund II, L.P., Houlihan Lokey Inc. (the “Dealer Manager”), or Okapi Partners LLC (the “Information Agent”) will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Lion Fund II, L.P., a Delaware limited partnership (the “Lion Fund”), upon the terms and subject to the conditions set forth in its Offer to Purchase, dated June 4, 2015, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Common Shares, par value $0.50 per share (the “Shares”), of Biglari Holdings Inc., an Indiana corporation (the “Company”), listed below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares to be tendered:                             Shares

Security Certificate Number(s) (if

available):

Please check this box if Securities will be tendered by book-entry transfer: [    ]

Account

Number:

Date:

Name of Record

Holder(s):

Address:

Telephone.

No.:

Signature(s):

Dated:

PLEASE SIGN ON THIS PAGE

(Also Please Complete IRS Form W-9 or Appropriate IRS Form W-8)

Name(s) of Record Holder(s):

(Please Print)
Signature(s):
X:
X:
Address(es):

Zip code(s):
(Area code) and telephone number:
If delivery will be by book-entry transfer, check this box: ☐
Name of tendering institution:
Account number:

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Association Medallion Signature Guarantee Program, or an “eligible guarantor institution,” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary at an applicable address set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares into the Depositary’s account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other required documents, within three business days after the date of receipt by the Depositary.

X
Name of Eligible Institution Guaranteeing Delivery		Authorized Signature

Address		Name (Print Name)

Zip Code		Title

Dated: , 2015
(Area Code) Telephone No.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.